UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Fort Lauderdale, FL 33312

(Address of principal executive offices)

(954) 715-7001

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2018, VPR Brands, LP (the “Company”) issued a Promissory Note in the principal amount of $100,001 (the “Promissory Note”) to Surplus Depot Inc. (the “Lender”). The Lender is a third party unaffiliated with the Company. The principal amount due under the Promissory Note bears interest at the rate of 24% per annum, permits the Lender to deduct one ACH payment from the Company’s bank account in the amount of $500 per business day until the principal amount due and accrued interest is repaid. Any unpaid principal amount and any accrued interest is due on April 5, 2019. The Promissory Note is unsecured.

The foregoing description of the Promissory Note is not a complete description of all of the rights and obligations of the Company and the Lender under the Promissory Note and is qualified in its entirety by reference to the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2018, the Company issued the Promissory Note to the Lender. The terms of the Promissory Note are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Promissory Note dated April 5, 2018 issued by VPR Brands, LP to Surplus Depot Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2018	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer and Chief Financial Officer